                                                                   EXHIBIT 10.25

                        AGREEMENT FOR TEMPORARY SERVICES
                 IN SUPPORT OF INFORMATION TECHNOLOGY SOLUTIONS


This is an agreement ("Agreement"), effective when signed by both parties, between AT&T BROADBAND and ARIS CORPORATION, 2229 NE 112TH AVENUE, BELLEVUE, WA 98006 (hereinafter called "Consulting Firm") for services provided by technical employees listed in Attachment "A" (hereinafter called "Consultants" or, individually, a "Consultant") as set forth herein.

1.   TERM

This Agreement shall take effect on MAY 22, 2000 and remain in effect until DECEMBER 31, 2000 or until terminated as specified herein. During this period, Consultants will perform work as specified by AT&T Broadband and will maintain an hourly time record in a daily time keeping log. The log shall be available for review by AT&T Broadband upon request. Failure to provide proof of adequate time keeping or falsification of time keeping records shall be grounds for withholding payment of questioned amounts to Consulting Firm pending resolution of such matters and/or termination of this Agreement for non-performance. Adequate time keeping shall be defined as the capability to document hours worked toward specified initiatives on any date during the term of this Agreement.

2.   SCOPE OF WORK

Consultants will provide AT&T Broadband with consulting and related professional services for any and all projects specified by AT&T Broadband during the term of this Agreement. Consultants shall perform such work at various AT&T Broadband facilities, whether or not owned or leased by AT&T Broadband and/or any affiliates thereof. Upon written request of Consulting Firm, AT&T Broadband will provide Consultants with a prioritized objective set, which may be amended and/or modified from time to time, at the sole discretion of AT&T Broadband, identifying project management and delineating project deadlines, milestones, and commitments for the term of this Agreement. Modifications or enhancements in the objective set do not constitute an amendment to or nullification of this agreement. Consultants shall provide written or oral progress reports as requested by AT&T Broadband.

3.   PROPERTY RIGHTS

All inventions, discoveries, trade secrets, designs and improvements thereto (whether any of the foregoing are patentable or not), including but not limited to, computer programs, systems designs, work notes, program plans, specifications, project analysis, programming code and related documentation or any work of authorship conceived, created or made by Consultants or Consulting Firm, alone or with others, arising out of the performance of services hereunder ("Work Product") are the sole and exclusive property of AT&T Broadband, and, upon payment by AT&T Broadband to Consulting Firm, Consulting Firm hereby assigns all rights, title and interest in and to such Work Product to AT&T Broadband. Consulting Firm agrees, and agrees to cause Consultants, to execute for the benefit of AT&T Broadband, without additional compensation (but at AT&T Broadband's expense), all patent applications, assignment instruments, affidavits and other documents which may be determined by counsel to AT&T Broadband to be necessary or desirable in order to (a) vest in AT&T Broadband all rights to Work Product owned by AT&T Broadband pursuant to the terms of this Agreement, and (b) enable AT&T Broadband to obtain patent coverage thereon in any countries.

4.   NON-DISCLOSURE OF CONTRACT TERMS

Consulting Firm understands that the terms and conditions of this Agreement are AT&T Broadband proprietary information and agrees not to disclose such information to any individual or company unless expressly required to do so by a valid order of a court or other governmental body of the United States or any political subdivision thereof, provided that Consulting Firm has given AT&T Broadband prompt prior notice of such order and has afforded AT&T Broadband adequate opportunity to obtain a protective order or other appropriate protection. Consulting Firm further understands that violation of this provision will constitute a material breach of this Agreement and will result in termination of this Agreement.

5.   STAFFING

Consulting Firm agrees that AT&T Broadband shall have the right to retain the services of any or all of Consulting Firm's employees named in this Agreement for the duration of this Agreement. Consulting Firm agrees that AT&T Broadband may, at its sole discretion, relinquish the services of any or all of Consulting Firm's employees, without further obligation to Consulting Firm. In the event that AT&T Broadband relinquishes the services of one or more of Consulting Firm's employees, AT&T Broadband may elect, but shall not be obligated, to accept alternate personnel from Consulting Firm to fulfill outstanding requirements. Consulting Firm shall have the right to withdraw the services of individual Consultants and establish a new end date for Consultants named in this agreement upon 45 days written notice to AT&T Broadband given prior to the revised end date.

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
Consulting Firm also agrees that any of Consulting Firm's employees who are contracted to work 30 hours or more per week for AT&T Broadband, shall not concurrently work for any AT&T Broadband competitor. AT&T Broadband will notify Consulting Firm of companies who are considered competitors. Consulting Firm further agrees that it will not solicit AT&T Broadband employees, or employees of another entity performing services at AT&T Broadband, for employment placements or consulting positions outside AT&T Broadband. In addition to other legal remedies available, violation of the above conditions will result in representatives of the Consulting Firm being prohibited from entering AT& Broadband facilities. AT&T Broadband further agrees not to directly or indirectly solicit employees of the Consulting Firm.

6.   FEES & PAYMENTS

Consulting Firm will be paid for total hours worked by each individual, based upon the Consultant rate schedule contained in Attachment "A" and associated Consulting Work Orders. The basis of calculating the monthly payment will be the hours as recorded in the daily time keeping log. Weekly time keeping will commence at the start of working hours on Monday. Consulting Firm shall invoice AT&T Broadband at monthly intervals, ON A CALENDAR MONTH BASIS, for all labor cost and pre-approved expenses occurred for such time period. Consulting Firm understands that failure of a Consultant to complete the performance term specified in Attachment "A" will result in severe damages to AT&T Broadband, which actual damages would be difficult to ascertain. Accordingly, in the event of failure of any Consultant to complete the performance term specified in Attachment "A", AT&T Broadband will be entitled to liquidated damages equal to the last 100 hours billed by Consulting Firm to AT&T Broadband for said Consultant's labor. Consulting Firm and AT&T Broadband agree that this amount is reasonable in light of the anticipated harm to AT&T Broadband, and does not constitute a penalty. Notwithstanding the foregoing, AT&T Broadband will not invoke the aforementioned release of payment obligation for Consultants who have left the employment of Consulting Firm.

7.   INDEPENDENT CONTRACTOR

Consulting Firm enters into this agreement as an independent contractor and for no purpose shall Consultants be deemed employees or agents of AT&T Broadband. Consultants will not represent themselves as employees of AT&T Broadband nor make contractual obligations between AT&T Broadband and any third party. AT&T Broadband will not treat Consultants as an employee for purposes of federal or state income tax withholding, FICA withholding, or any other taxation purpose or law, including the Internal Revenue Code of 1986, as amended. No partnership, employment or agency has been or is intended to be formed by this Agreement. Accordingly, Consulting Firm understands that AT&T Broadband is not required to provide Consultant's with Worker's Compensation, and Consulting Firm acknowledges and understands that Consulting Firm is solely responsible for employer withholding of Consultant's federal and state income tax, social security, unemployment, and disability taxes, if any. AT&T Broadband is primarily interested in the results to be achieved by the Consultant, and the Consultant shall have the sole discretion to determine the methods used to complete the tasks assigned under this Agreement.

8.   TERMINATION

A)   TERMINATION FOR CONVENIENCE:

     AT&T Broadband may, at its discretion, terminate the work under this Agreement at any time by providing 14 days' written notice to the Consulting Firm, such notice specifying the effective termination date. In the event AT&T Broadband terminates the work or this agreement for its convenience, subject to any liquidated damages due hereunder, AT&T Broadband will pay Consulting Firm for the work performed up to the effective date of termination. In no event shall AT&T Broadband be obligated to pay for any services provided or expenses incurred beyond the effective date of termination.

B)   TERMINATION FOR CONSULTANT'S NON-PERFORMANCE

     If any Consultant fails to perform as provided herein, AT&T Broadband may provide written notification to Consulting Firm of its intent to terminate the Agreement for such Consultant's non-performance, which notice shall specify Consultant's non-performance. If Consulting Firm fails to cure such default to AT&T Broadband's reasonable satisfaction within ten business days from notification, AT&T Broadband may, but shall not be obligated to, immediately terminate this Agreement upon notice to Consulting Firm. In the event AT&T Broadband terminates this Agreement for any Consultant's non-performance, AT&T Broadband, subject to any liquidated damages due hereunder, will pay Consulting Firm for work performed up to the date of written notification of intent to terminate.

C)   INCIDENTAL EXPENSES INCURRED BY CONSULTANTS

     In the event of termination for any reason, AT&T Broadband's obligation shall be limited to payment of costs incurred by Consultants prior to the effective date of termination, providing such costs were previously approved, in writing, by AT&T Broadband project management.

9. REPRESENTATIONS AND WARRANTIES OF CONSULTING FIRM

Consulting Firm represents and warrants as follows: (a) to the best of Consulting Firm's knowledge (after suitable investigation) Consultants have the ability, knowledge, and expertise to adequately perform the services contracted hereunder and Consultants will perform the services in a professional manner and in accordance with the highest industry standards; (b) all Work Product delivered to AT&T Broadband under this Agreement shall be free from any claim of alleged or actual libel, slander, defamation, infringement of copyright or other intellectual property right, piracy, plagiarism or invasion of the right of privacy or publicity except to the extent that such Work Product is created under the direction of or to the specifications of AT&T Broadband; (c) all services performed by Consulting Firm and Consultants in connection with this Agreement shall be performed in compliance with all applicable federal, state and local laws, rules and regulations; and (d) all Consultants are employees of Consulting Firm and Consulting Firm shall provide Consultants with workers' compensation benefits, unemployment insurance, tax withholding, FICA, or other contributions and benefits on behalf of or for the benefit of Consultants in compliance with all applicable federal, state and local laws, rules and regulations.

10. NON-ASSIGNABILITY

Consulting Firm may not assign its rights or delegate its obligations under this Agreement to any third party without prior written consent of AT&T Broadband.

11. CONFIDENTIALITY

Before any Consultant begins to perform services under this Agreement, Consulting Firm shall require all Consultants to execute a Non-Disclosure and Ownership of Rights Agreement ("Non-Disclosure Agreement") in a similar form as attached hereto as Attachment "B".

12. SEVERABILITY

Should any part of this Agreement for any reason be declared invalid or void, such decision shall not affect the remaining portion which will remain in full force and effect as if this Agreement had been executed with the invalid portion eliminated.

13. GOVERNING LAW

This Agreement shall be governed by the internal laws of the State of Colorado both as to interpretation and performance.

14. CAPTIONS AND HEADINGS; COUNTERPARTS

All captions, headings, and titles contained in this Agreement are for convenience and reference purposes only and shall not be deemed a part of this Agreement. This Agreement may be executed and delivered in counterparts, all of which taken together shall constitute a single instrument.

15. ENTIRE AGREEMENT

This Agreement, shall constitute and define the entire and complete rights of both parties and shall supersede all prior oral and written offers, negotiations and agreements between the two parties. In no event shall any implied contract be asserted by either party except as herein stipulated.

16. INDEMNITY; INSURANCE AND LIMITATION OF LIABILITY

A) INDEMNITY. Consulting Firm shall indemnify, defend and hold harmless AT&T Broadband, its partners, officers, directors, employees and agents from and against any and all losses, damages, claims, liabilities, judgments, actions, settlements, lawsuits, costs (including, without limitation, reasonable attorneys' fees and costs and expenses of legal actions) and expenses resulting from or arising out of (i) any breach or reasonably anticipated breach of a Non-Disclosure Agreement by any Consultant; (ii) or by any gross negligence or intentional misconduct of any Consultant or Consulting Firm; or (iii) any matters related to the employment of any Consultant by Consulting Firm.

B) INSURANCE. At all times during the term of this Agreement and during the performance of any services hereunder, Consulting Firm shall maintain (i) worker's compensation and any other insurance required by applicable laws; and
(ii) comprehensive general public liability and property damage insurance, in amounts not less than $1,000,000 per occurrence, $500,000 per person and $500,000 per occurrence in property damage. Such insurance shall (a) be noncancelable except upon 30 days' written notice to AT&T Broadband; (b) name AT&T Broadband, its parents, subsidiaries, affiliated and/or related companies, joint ventures and other related business entities and licensees, and their respective officers, directors, agents, representatives and employees, as additional insureds; (c) provide primary coverage to AT&T Broadband, irrespective of any insurance carried by AT&T Broadband, whether primary, excess, contingent, or on any other basis; and (d) include a waiver of any rights of subrogation the insurer may have against AT&T Broadband. Consulting Firm shall provide AT&T Broadband with certificates of such coverage at AT&T Broadband's request.

C) LIMITATION OF LIABILITY. In no event shall either party hereto be liable to the other for consequential, indirect, or special damages for any matter arising out of the performance or nonperformance hereunder of for any breach of warranty, regardless of the form of action and regardless of whether a party was advised of the possibility of such damages. The foregoing limitation of liability is a material inducement to the parties entering into this Agreement.

17. AMENDMENTS AND NOTICES

All amendments, addenda and supplements to this Agreement shall be in writing and signed by both parties. In no event shall terms contained in any related purchase order or invoice be made a part of this Agreement. All notices and claims shall be made only in writing and shall be deemed made upon the earlier of receipt or three days after deposit in the U.S. mail prepaid. Any non-written notice or claim shall be of no effect. Notices or correspondence under this Agreement shall be delivered from one party to the other, by overnight delivery, facsimile, or by registered or certified mail, addressed as follows:

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
          IF TO AT&T BROADBAND:
               Lori Allen
               AT&T Broadband
               5619 DTC Parkway, 4th Floor
               Englewood, CO 80111
               Telephone: (303) 267-5649
               FAX:       (303) 488-3204

          WITH A COPY SIMILARLY ADDRESSED TO:
               Legal Department
               9197 South Peoria Street
               Englewood, CO 80112

          IF TO CONSULTING FIRM:
               General Counsel
               Aris Corporation
               2229 NE 112th Avenue
               Bellevue, WA 98006

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed and executed with the intention of becoming legally bound thereby.

ARIS CORPORATION                              AT&T BROADBAND CORPORATION

By: /s/ KENDALL W. KUNZ                       By: /s/ JONATHAN H. WALTER
-------------------------                     -----------------------------
   Name:
   Title:

Date:   5-30-00                               Date:   5/30/2000
-------------------------                     -----------------------------

                                 ATTACHMENT "A"
                                     to the
                 Agreement for Temporary Services in Support of
                        Information Technology Solutions
                          REVISION  0 -- MAY 22, 2000

Consulting Firm Named Employees to Perform under this Agreement

Consultant Name          Position                 Hourly Rate    Start     End
*                        *                        *              *         *
*                        *                        *              *         *
*                        *                        *              *         *
*                        *                        *              *         *
*                        *                        *              *         *

ARIS CORPORATION                        AT&T BROADBAND


By: /s/ KENDELL W. KUNZ                 By:
   -------------------------------         -------------------------------
   Name:
   Title:

Date:  5-30-00
     ------------------------------

* Portions of this agreement have been omitted pursuant to a request for confidential treatment pursuant to SEC Rule 24b-2, to be filed separately with the SEC no later than April 10, 2001.

                                  ATTACHMENT B
                              CONSULTING AGREEMENT
                               DATED MAY 22, 2000



        NON-DISCLOSURE AND OWNERSHIP OF INTELLECTUAL PROPERTY AGREEMENT

     THIS NONDISCLOSURE AND OWNERSHIP OF INTELLECTUAL PROPERTY AGREEMENT (the "Agreement") is entered into effective May 22, 2000 by and between Aris Corporation ("Consulting Firm") and _______________________ ("Employee").

                                    RECITALS

     A. Consulting Firm has entered into a Consulting Agreement dated May 22, 2000 (the "Consulting Agreement") with AT&T Broadband Management Corporation ("AT&T Broadband"), which Consulting Agreement contains strict confidentiality provisions.

     B. In the course of his or her employment by Consulting Firm, Employee will perform or has performed services on behalf of AT&T Broadband pursuant to the Consulting Agreement, all of which services are governed by the confidentiality provisions of the Consulting Agreement.

     C. In the performance of services on behalf of AT&T Broadband pursuant to the Consulting Agreement, Employee may participate in the creation of AT&T Broadband Work, as defined below, which is subject to the restrictions, ownership and assignment provisions of the Consulting Agreement.

     For valuable consideration, the sufficiency of which is hereby acknowledged by both parties, Consulting Firm and Employee agree as follows:

     1. DUTY OF CONFIDENTIALITY. All non-public information which is part of AT&T Broadband Work, as defined below, or is disclosed by AT&T Broadband to Consulting Firm or Employee in business plans, briefings, documents, personnel records, reports or otherwise obtained by Consulting Firm or Employee in connection with the provision of services pursuant to the Consulting Agreement, whether in oral or written form, (collectively, the "Confidential Information") shall be AT&T Broadband's proprietary right and property, and Employee shall keep all such Confidential Information in the strictest confidence and not reproduce, transmit or disclose any such Confidential Information to any other person, organization or entity without first obtaining the express written consent of AT&T Broadband. This prohibition shall extend to use of any such Confidential Information, individually or in aggregate form, in promotional materials, validation or other studies or in any other way. Notwithstanding the foregoing, disclosure of Confidential Information shall not be precluded if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof, provided that Employee has given both Consulting Firm and AT&T Broadband prompt prior notice of such order and has afforded AT&T Broadband an adequate opportunity to obtain a protective order or other appropriate protection.

     2. INTELLECTUAL PROPERTY RIGHTS. Employee agrees that AT&T Broadband (in accordance with the Consulting Agreement) will be the sole and exclusive owner of all rights, title and interest in all ideas, concepts, inventions, expressions, information, material and works of authorship, whether written pictorial, photographic, audio, video, digital, electronic, or otherwise, regardless of the location, possession, form or physical embodiment, including, without limitation, plans, programs, programming code, systems, work notes, drafts, specifications, analyses, data, surveys, print copy, artwork, sound recordings, song lyrics, plates, photo negatives and positives, boards, preliminary outlines, sketches, letters, invoices, proposals, databases, and reports (including developments, modifications, and improvements in existing products, services and Confidential Information of AT&T Broadband), patentable or unpatentable, prepared in connection with the performance of services for AT&T Broadband pursuant to the Consulting Agreement, whether conceived or made by Employee, alone or with others (collectively, the "AT&T Broadband Work").

     3. WORK FOR HIRE; ASSIGNMENT OF RIGHTS. Employee acknowledges that any AT&T Broadband Work which he/she may create, alone or with others, is prepared by Employee within the scope of his/her employment with Consulting Firm, and, to the fullest extent permitted under United States copyright law, shall constitute work made for hire, to which Consulting Firm has sole and exclusive right to assign to, and has in fact has assigned to, AT&T Broadband. Furthermore, in the event that all rights, title and interest in the AT&T Broadband Work do not vest automatically in Consulting Firm. Employee hereby irrevocably assigns to Consulting Firm, its successors and assigns,

(for assignment to AT&T Broadband) any and all rights, title and interest that Employee has in any of the AT&T Broadband Work, including, but not limited to, copyrights, trade secrets, patents, trademarks and other intellectual property rights, whether now known or hereafter to become known, for the respective maximum terms of protection available throughout the world. During the term of, and following termination of, this Agreement, Employee will not use, or submit to or permit the use by any third parties of, any AT&T Broadband Work without AT&T Broadband's prior written consent.

      4. COOPERATION IN LEGAL AND BUSINESS MATTERS. Employee agrees to cooperate fully with Consulting Firm and AT&T Broadband in connection with any legal or business matter, including, without limitation, any dispute, claim or lawsuit, relating to the services provided by Employee to AT&T Broadband pursuant to the Consulting Agreement. AT&T Broadband will have the right to obtain and hold in its own name the patents, copyrights and trademarks, any registrations, renewals and extensions thereof, and any other rights or protections which may be available or become available in the AT&T Broadband Work. Employee will provide assistance to Consulting Firm and AT&T Broadband in every proper way to obtain and enforce the rights and protections relating to the AT&T Broadband Work in any and all countries. Assistance of Employee includes executing all documents for use in obtaining and enforcing such patent, copyright, trademark, and other rights and protections in the AT&T Broadband Work, as Consulting Firm and AT&T Broadband may desire, and any assignments. Employee hereby irrevocable designates and appoints consulting Firm and its duly authorized officers and agents as Employee's agent and attorney-in-fact, to act for and in Employee's behalf and stead to obtain, perfect and protect AT&T Broadband's proprietary rights in the AT&T Broadband Work, with the same legal force and effect as if executed by Employee, if Consulting Firm is unable to obtain for any reason, after reasonable effort, Employee's consent or signature on any document.

      5. TERM. This Agreement shall commence on the date first above written and shall continue in effect for the term of Consulting Firm's provision of services to AT&T Broadband pursuant to the Consulting Agreement.

      6. SURVIVAL. The restrictions and obligations of Paragraph 1, 2, 3 and 4 of this Agreement shall survive the expiration of this Agreement.

      7. THIRD PARTY BENEFICIARY. The parties acknowledge that the execution of this Agreement by Consulting Firm and Employee is an essential part of AT&T Broadband's consideration in connection with the Consulting Agreement. The parties acknowledge that AT&T Broadband is a third party beneficiary of this Agreement and shall have the right to enforce all provisions of this Agreement as if it were a party to this Agreement.

      8. EQUITABLE RELIEF. Employee acknowledges that AT&T Broadband and Consulting Firm could be irreparably injured by a breach of this Agreement by Employee, and that both AT&T Broadband and Consulting Firm, or either of them, in addition to any other remedies available at law or in equity, shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach or anticipated breach of the provisions of this Agreement by Employee.

      9. INVALID PROVISION. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement.

      10. NOTICES. Any notices or other communications contemplated or required under this Agreement, in order to be valid, shall be in writing and shall be given via personal delivery or via U.S. mail at such addresses either previously designated in the contract or at such other addresses as either party may designate by notice to the other. Such notices or other communications shall be deemed given when actually delivered or, if earlier, three business days after mailing.

      11. INTEGRATION. This Agreement supersedes all previous oral and written agreements, if any, between the parties regarding the confidentiality of information disclosed to Consulting Firm or Employee by AT&T Broadband; it may not be amended or altered except by an agreement in writing signed by both parties.

      12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Colorado.

      13. COUNTERPARTS. This Agreement may be executed in counterparts which, taken together, shall constitute one Agreement.




                                                           Page 8 of 9  05/30/00

        The parties have entered into this Nondisclosure and Ownership of Intellectual Property as of the date first above written.



                                        ARIS CORPORATION


                                        By:
                                           ------------------------------------
                                        Name:

                                        Title:


                                        EMPLOYEE


                                        By:
                                           ------------------------------------
                                        Name:



                                                                     page 9 of 9